Briscoe & Burke
          4120 East 51st Street, Suite 100   Tulsa, Oklahoma 74135-3633


March 15, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

   We have read Item 4 of Form 8-K, dated March 15, 1997, of Corporate Vision, Inc. and are in agreement with the statements contained in paragraphs (a), (b), (c), (d), and (e) regarding "Dismissal" on page
3 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                       Yours very truly,

                                       /s/ Briscoe & Burke
                                       --------------------------
                                       Edwin H. Briscoe, CPA
                                       Briscoe and Burke
                                       (formerly Briscoe Robinson Co.)


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